Exhibit 99.1

News Release

Rockwell Automation Announces Notes Offering

MILWAUKEE — February 27, 2019 — Rockwell Automation, Inc. (NYSE: ROK) today announced that the company is offering two series of its notes, subject to market and other conditions.

Rockwell Automation intends to use the net proceeds from the offering to repay outstanding commercial paper and for general corporate purposes.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

This news release is not an offer to sell and is not soliciting an offer to buy any of the securities, nor will there be any offer or sale of the securities in any jurisdiction where the offer or sale is not permitted. The offering of securities may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained from:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

NC1-004-03-43

200 North College Street, 3rd floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

Telephone +1-800-294-1322

Email: dg.prospectus_requests@baml.com

Goldman Sachs & Co. LLC

Prospectus Department

200 West Street

New York, NY 10282

Telephone +1-866-471-2526

prospectus-ny@ny.email.gs.com

Wells Fargo Securities, LLC

608 2nd Avenue South, Suite 1000

Minneapolis, MN 55402

Attn: WFS Customer Service

Email: wfscustomerservice@wellsfargo.com

Toll-Free: 1-800-645-3751

Rockwell Automation Inc. (NYSE: ROK), the world’s largest company dedicated to industrial automation and information, makes its customers more productive and the world more sustainable. Headquartered in Milwaukee, Wis., Rockwell Automation employs approximately 23,000 people, serving customers in more than 80 countries.

Contacts:

Steve Etzel

Investor Relations

414-382-8510

swetzel@ra.rockwell.com

Ike Umunnah

Corporate Communications

414-382-5679

ITUmunnah@ra.rockwell.com